Exhibit 99.1

Bright Horizons Family Solutions® Reports Third Quarter of 2013 Financial Results

WATERTOWN, November 6, 2013 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care and early education and other services designed to help employers and families address the challenges of work and life, today announced financial results for the third quarter of 2013.

Third quarter 2013 highlights (compared to third quarter 2012):

•	Revenue increased 15% to $309 million

•	Adjusted EBITDA* increased 13% to $50 million

•	Adjusted income from operations* rose 12% to $30 million

•	Adjusted net income* increased 119% to $18 million

•	Diluted adjusted earnings per pro forma common share* increased 75% to $0.28

Year to date September 30, 2013 highlights (compared to nine months ended September 30, 2012):

•	Revenue increased 13% to $900 million

•	Adjusted EBITDA* increased 16% to $155 million

•	Adjusted income from operations* rose 13% to $95 million

•	Adjusted net income* increased 101% to $57 million

•	Diluted adjusted earnings per pro forma common share* increased 61% to $0.87

“We delivered strong operating and financial results once again this quarter as we continue to grow our business and deliver on our mission to provide high quality early education and work/life solutions for the children, families and clients we serve” said David Lissy, Chief Executive Officer. “I’m very proud that 80 of the employers honored by Working Mother magazine on their “2013 Working Mother 100 Best Companies” list, released in September, are Bright Horizons clients, including all of the Top-Ten employers on the list. These employers recognize that the key to success is their employees’ overall well-being and that by creating work environments that foster a healthy integration between work and life, they also create opportunities to help them grow professionally. Our suite of services, from full service centers to back-up care and educational advisory services, provide employers with essential programs and services designed to strengthen and improve their employees’ well-being and engagement.”

Third quarter 2013 results

Revenue increased $40.7 million in the third quarter of 2013 from the third quarter of 2012 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

In the third quarter of 2013, adjusted EBITDA increased $5.7 million and adjusted income from operations increased $3.2 million from the third quarter of 2012 primarily as a result of the $8.4 million increase in gross profit, partially offset by increases in selling, general and administrative expenses (“SG&A”), including investments in technology and marketing to support the growth of the business, and incremental overhead costs from the acquisitions of Children’s Choice and Kidsunlimited. Enrollment gains in mature and ramping centers, contributions from new child care centers, as well as back-up dependent care and educational advisory clients that have been added since the third quarter of 2012, coupled with strong cost management have sustained gross margin as a percentage of revenue at 22.2% in the third quarter of 2013.

In 2013, the Company incurred $3.5 million in transaction costs related to the acquisitions of Children’s Choice and Kidsunlimited, including $1.7 million in the third quarter. Including these transaction costs, income from operations was $27.8 million for the third quarter of 2013 compared to $25.4 million in the same 2012 period, and net income was $14.9 million for the third quarter of 2013 compared to $2.6 million in 2012. Adjusted net income increased by $10.0 million, or 119%, to $18.4 million as compared to the third quarter of 2012, on expanded adjusted operating income and lower interest expense. Diluted adjusted earnings per pro forma common share was $0.28, compared to $0.16 in the third quarter of 2012, an increase of 75%.

As of September 30, 2013, the Company operated 880 early care and education centers with the capacity to serve 99,300 children and families, a 13% increase in capacity since September 30, 2012.

*	Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013 (the “IPO and refinancing”), and the secondary offering that was completed in June 2013, expenses associated with completed acquisitions, and the Sponsor management agreement termination fee. Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offering, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement termination fee, IPO and refinancing expenses, secondary offering expense, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures,” “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” and “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Balance Sheet and Cash Flow

During the nine months ended September 30, 2013, the Company generated approximately $121 million of cash flow from operations compared to $93 million for the same period in 2012 and invested $55 million in fixed assets and $125 million in acquired businesses. Net cash provided by financing activities totaled $60 million in the nine months ended September 30, 2013. The Company raised $235 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness under its senior notes, senior subordinated notes, Tranche B term loans, and Series C new term loans with the proceeds from the IPO and proceeds from the issuance of $790 million in new secured term loans. The Company did not sell any additional shares in the secondary offering completed in June 2013. During the nine month period ending September 30, 2013, the Company’s cash and cash equivalents increased by $1 million to $35 million and the net debt position declined $122 million to $751 million at September 30, 2013.

2013 Outlook

As described below, the Company is updating certain targets regarding its 2013 expectations to reflect its results through September 30, 2013.

•	Overall revenue growth in 2013 in the range of 13-14%

•	Adjusted EBITDA growth in 2013 in the range of 15-16%

•	Adjusted net income in 2013 in the range of $77 to $79 million

•	Diluted adjusted earnings per pro forma common share in 2013 in the range of $1.18 to $1.20

In addition, for the full year in 2013, the Company estimates that pro forma diluted weighted average shares will approximate 66 million shares. This includes the 11.6 million common shares issued in connection with the IPO in the first quarter of 2013 and assumes the conversion of the Class L shares into common shares as if that conversion occurred on January 1, 2013.

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy. Replays of the entire call will be available through November 13, 2013 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 10000747. A webcast of the conference call will also be available through the Investor Relations section of the Company’s web site, www.brighthorizons.com. A copy of this press release is available on the web site.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 26, 2013. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share – which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations”.

On January 30, 2013, the Company completed its IPO in which 11.6 million shares of common stock were sold at a price of $22.00 per share (including the overallotment option which was exercised by the underwriters and completed on February 21, 2013). Prior to the IPO, on January 11, 2013, each share of the Company’s Class L common stock converted into 35.1955 shares of common stock. The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the nine months ended September 30, 2013 and 2012 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of stock options, using the treasury stock method. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 850 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 80 of Working Mother magazine’s 2013 “100 Best Companies for Working Mothers”. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For” and is one of the UK’s Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:

Elizabeth Boland

CFO – Bright Horizons

Eboland@brighthorizons.com

617-673-8125

Kevin Doherty

VP – Solebury Communications Group LLC

kdoherty@soleburyir.com

203-428-3233

Media:

Ilene Serpa

VP – Communications – Bright Horizons

iserpa@brighthorizons.com

617-673-8044

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Three Months Ended September 30,
	2013	%	2012	%

Revenue	$308,663	100.0%	$267,927	100.0%
Cost of Services	240,158	77.8%	207,835	77.6%

Gross Profit	68,505	22.2%	60,092	22.4%

Selling general & administrative	33,017	10.7%	27,621	10.3%
Amortization	7,699	2.5%	7,116	2.6%

Income from operations	27,789	9.0%	25,355	9.5%

Interest expense, net	(9,195)	-3.0%	(21,332)	-8.0%

Income before tax	18,594	6.0%	4,023	1.5%

Income tax provision	3,652	1.2%	1,417	0.5%

Net income	14,942	4.8%	2,606	1.0%

Net (loss) income attributable to non-controlling interest	(102)	0.0%	160	0.1%

Net income attributable to Bright Horizons Family Solutions Inc.	$15,044	4.8%	$2,446	0.9%

Accretion of Class L preference	—		20,299

Accretion of Class L preference for vested options	—		668

Net income (loss) available to common shareholders	$15,044		$(18,521)

Allocation of net income (loss) to common stockholders—basic and diluted:

Class L	—		$20,299
Common stock	$15,044		$(18,521)
Earnings (loss) per share:
Class L—basic and diluted	—		$15.30
Common stock:
Basic	$0.23		$(3.05)
Diluted	$0.23		$(3.05)

Weighted average number of common shares outstanding:

Class L—basic and diluted	—		1,327,115
Common stock:
Basic	64,916,558		6,062,664
Diluted	66,831,413		6,062,664

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Nine Months Ended September 30,
	2013	%	2012	%

Revenue	$899,599	100.0%	$797,512	100.0%
Cost of Services	689,879	76.7%	614,847	77.1%

Gross Profit	209,720	23.3%	182,665	22.9%

Selling general & administrative	109,048	12.1%	94,847	11.9%
Amortization	22,049	2.5%	20,298	2.5%

Income from operations	78,623	8.7%	67,520	8.5%

Loss on extinguishment of debt	(63,682)	-7.1%	—	0.0%
Interest expense, net	(31,387)	-3.5%	(61,702)	-7.8%

	(95,069)	-10.6%	(61,702)	-7.8%

Income (loss) before tax	(16,446)	-1.9%	5,818	0.7%

Income tax (benefit) provision	(5,114)	-0.6%	1,536	0.2%

Net income (loss)	(11,332)	-1.3%	4,282	0.5%

Net (loss) income attributable to non-controlling interest	(212)	0.0%	294	0.0%

Net (loss) income attributable to Bright Horizons Family Solutions Inc.	$(11,120)	-1.3%	$3,988	0.5%

Accretion of Class L preference	—		58,401

Accretion of Class L preference for vested options	—		4,660

Net loss available to common shareholders	$(11,120)		$(59,073)

Allocation of net income (loss) to common stockholders—basic and diluted:

Class L	—		$58,401
Common stock	$(11,120)		$(59,073)
Earnings (loss) per share:
Class L—basic and diluted	—		$44.05
Common stock:
Basic	$(0.18)		$(9.75)
Diluted	$(0.18)		$(9.75)

Weighted average number of common shares outstanding:

Class L—basic and diluted	—		1,325,903
Common stock:
Basic	61,815,607		6,057,128
Diluted	61,815,607		6,057,128

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$35,010	$34,109
Accounts receivable, net	55,418	62,714
Other current assets	57,244	39,194

Total current assets	147,672	136,017

Fixed assets, net	385,598	340,376
Goodwill	1,097,447	997,344
Other intangibles, net	444,841	432,580
Other assets	12,209	9,791

Total assets	$2,087,767	$1,916,108

LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$7,900	$2,036
Line of credit	20,600	—
Accounts payable and accrued expenses	109,034	97,207
Deferred revenue and other current liabilities	122,897	102,650

Total current liabilities	260,431	201,893

Long-term debt	757,544	904,607
Deferred income taxes	152,432	148,880
Other long term liabilities	59,317	52,388

Total liabilities	1,229,724	1,307,768

Redeemable noncontrolling interest	8,093	8,126

Common stock, Class L, at accreted distribution value (1)	—	854,101
Total stockholders’ equity (deficit)	849,950	(253,887)

Total liabilities, noncontrolling interest and stockholders’ equity (deficit)	$2,087,767	$1,916,108

(1)	Prior to filing a registration statement with the Securities and Exchange Commission (“SEC”) related to our initial public offering (“IPO”), Class L common stock was classified within stockholders’ equity (deficit). In order to comply with SEC requirements as a public company, we reclassified Class L common stock outside of permanent equity for all periods presented. For further discussion on Class L common stock, see the consolidated financial statements and notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K.

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(11,332)	$4,282
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	55,322	50,261
Loss on extinguishment of debt	63,682	—
Interest paid in kind	2,143	17,528
Stock based compensation	9,528	16,700
Deferred income taxes	367	(14,913)
Other non-cash adjustments, net	471	893
Changes in assets and liabilities
Accounts receivable	10,977	13,159
Prepaid expenses and other current assets	(21,123)	3,383
Accounts payable and accrued expenses	(553)	6,332
Other, net	11,983	(4,976)

Net cash provided by operating activities	121,465	92,649

Cash flows from investing activities
Purchases of fixed assets, net	(55,159)	(47,791)
Payments for acquisitions-net of cash acquired	(125,389)	(108,040)

Net cash used in investing activities	(180,548)	(155,831)

Cash flows from financing activities
Borrowings of long-term debt	769,360	82,321
Line of credit, net	20,600	—
Principal payments of long-term debt	(5,925)	(5,260)
Extinguishment of long-term debt	(972,468)	—
Proceeds from initial public offering	234,944	—
Proceeds from issuance of common stock upon exercise of options	8,671	2,115
Tax benefit from stock-based compensation	4,845	3,381
Purchase of treasury stock	—	(5,140)

Net cash provided by financing activities	60,027	77,417

Effect of exchange rate changes on cash and cash equivalents	(43)	374

Net increase in cash and cash equivalents	901	14,609

Cash and cash equivalents, beginning of period	34,109	30,448

Cash and cash equivalents, end of period	$35,010	$45,057

Bright Horizons Family Solutions Inc.

SEGMENT INFORMATION

(Unaudited, in thousands)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended September 30, 2013
Revenue	$263,198	$38,648	$6,817	$308,663
Amortization of intangibles	7,442	181	76	7,699
Income from operations	16,392	10,215	1,182	27,789
Adjusted income from operations (1)	18,140	10,215	1,181	29,536

Three months ended September 30, 2012
Revenue	$230,046	$33,008	$4,873	$267,927
Amortization of intangibles	6,859	182	75	7,116
Income from operations	16,201	8,382	772	25,355
Adjusted income from operations (1)	16,938	8,566	851	26,355

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the IPO, completed in January 2013, the secondary offering completed in June 2013 and transaction costs associated with the acquisitions of businesses in 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Nine months ended September 30, 2013
Revenue	$775,358	$107,526	$16,715	$899,599
Amortization of intangibles	21,279	543	227	22,049
Income from operations	49,326	28,609	688	78,623
Adjusted income from operations (1)	63,320	30,462	1,467	95,249

Nine months ended September 30, 2012
Revenue	$689,678	$94,755	$13,079	$797,512
Amortization of intangibles	19,528	544	226	20,298
Income (loss) from operations	44,108	23,591	(179)	67,520
Adjusted income from operations (1)	56,302	26,632	1,103	84,037

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the IPO, completed in January 2013, the modification of stock options in May 2012, the secondary offering completed in June 2013 and transaction costs associated with the acquisitions of businesses in 2013.

Bright Horizons Family Solutions Inc.

NON-GAAP RECONCILIATIONS

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss)	$14,942	$2,606	$(11,332)	$4,282
Interest expense, net	9,195	21,332	31,387	61,702
Income tax expense (benefit)	3,652	1,417	(5,114)	1,536
Depreciation	11,013	8,809	31,264	24,912
Amortization (a)	7,699	7,116	22,049	20,298

EBITDA	46,501	41,280	68,254	112,730
Additional Adjustments:
Straight line rent expense (b)	504	495	1,867	1,095
Stock compensation expense (c)	1,223	901	9,528	16,700
Sponsor management fee (d)	—	625	7,674	1,875
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	—	1,000	647	1,400
Acquisition-related costs (g)	1,747	—	3,511	—

Total adjustments	3,474	3,021	86,909	21,070

Adjusted EBITDA	$49,975	$44,301	$155,163	$133,800

Income from operations	$27,789	$25,355	$78,623	$67,520
Stock compensation for performance-based awards (2013) and effect of option modification (2012) (c)	—	—	4,968	15,117
Sponsor termination fee (d)	—	—	7,500	—
Stock offering costs (f)	—	1,000	647	1,400
Acquisition-related costs (g)	1,747	—	3,511	—

Adjusted income from operations	$29,536	$26,355	$95,249	$84,037

Net income (loss)	$14,942	$2,606	$(11,332)	$4,282
Income tax expense (benefit)	3,652	1,417	(5,114)	1,536

Income (loss) before tax	18,594	4,023	(16,446)	5,818
Stock compensation expense (c)	1,223	901	9,528	16,700
Sponsor management fee (d)	—	625	7,674	1,875
Amortization (a)	7,699	7,116	22,049	20,298
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	—	1,000	647	1,400
Acquisition-related costs (g)	1,747	—	3,511	—

Adjusted income before tax	29,263	13,665	90,645	46,091
Income tax expense (h)	(10,827)	(5,231)	(33,539)	(17,647)

Adjusted net income	$18,436	$8,434	$57,106	$28,444

(a)	Represents amortization of intangible assets, including $15.1 million for the nine months ended September 30, 2012 and 2013 associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the lease life in accordance with Accounting Standards Codification (“ASC”) Topic 840, Leases.
(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge.

(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.
(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.
(f)	Represents costs incurred in connection with secondary offering of common stock completed in June 2013 and costs incurred in connection with the initial public offering of common stock completed in January 2013, respectively.
(g)	Represents costs associated with the acquisition of businesses.
(h)	Represents income tax expense calculated on adjusted income before tax at the effective rate of 37.0% in 2013 and 38.3% in 2012.

Bright Horizons Family Solutions Inc.

DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE

(Unaudited, $ in thousands except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Diluted earnings (loss) per pro forma common share:
Net income (loss)	$14,942	$2,606	$(11,332)	$4,282

Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	1,327,115	1,327,115	1,325,903
Adjustment to weight Class L shares over respective period	—	—	(1,277,963)	—

Weighted average number of Class L shares over period	—	1,327,115	49,152	1,325,903
Class L conversion factor	35.1955	35.1955	35.1955	35.1955

Weighted average number of converted Class L common shares	—	46,708,476	1,729,929	46,665,819
Weighted average number of common shares	64,916,558	6,062,664	61,815,607	6,057,128

Pro forma weighted average number of common shares—basic	64,916,558	52,771,140	63,545,536	52,722,947
Incremental dilutive shares (2)	1,914,855	39,650	—	69,298

Pro forma weighted average number of common shares—diluted	66,831,413	52,810,790	63,545,536	52,792,245

Diluted earnings (loss) per pro forma common share	$0.22	$0.05	$(0.18)	$0.08

Diluted adjusted earnings per pro forma common share:
Adjusted net income (in thousands)	$18,436	$8,434	$57,106	$28,444

Pro forma weighted average number of common shares—basic	64,916,558	52,771,140	63,545,536	52,722,947
Incremental dilutive shares (2)	1,914,855	39,650	1,860,276	69,298

Pro forma weighted average number of common shares—diluted	66,831,413	52,810,790	65,405,812	52,792,245

Diluted adjusted earnings per pro forma common share	$0.28	$0.16	$0.87	$0.54

(1)	The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three and nine months September 30, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three and nine month periods. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.
(2)	Represents the dilutive effect of stock options using the treasury stock method. For purposes of the diluted loss per pro forma common share for the nine months ended September 30, 2013, there is no dilutive effect since there was a loss recorded during the period.